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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51590) pertaining to the America Online Latin America, Inc. 2000 Stock Plan of our report dated January 31, 2001 (except Note 10, as to which the date is March 30, 2001), with respect to the consolidated financial statements of America Online Latin America, Inc. included in this Transition Report (Form 10-K) for the six-month period ended December 31, 2000.



                                             /s/ ERNST & YOUNG LLP



Miami, Florida
March 30, 2001